Exhibit 10.31.2




                                    AMENDMENT
                                     TO THE
                             AMERICAN STORES COMPANY
                                 1997 STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

          This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS:

          A. The Board of Directors of the Corporation (the "Board"), pursuant to Section 13 of the Plan, may amend the Plan as it may deem proper and in the best interests of the Corporation; and

          B. The Board has determined that it is advisable to amend the Plan and the options heretofore granted in the manner hereinafter set forth and that such amendments do not impair the rights of a participant under any award theretofore granted.

                                    AMENDMENT

          The Plan is amended, as of March 15, 2001, in the following respects:

          1. Section 2 of the Plan is amended and restated to read, in its entirety, as follows:

          "PURPOSE OF PLAN. The purpose of the Plan is to enable American Stores Company, a Delaware corporation (the "Corporation"), to attract and retain qualified persons as directors and special advisors to the Board ("Special Advisors"), to enhance the equity interest of directors and Special Advisors in the Corporation, and to solidify the common interests of its directors, Special Advisors and stockholders in enhancing the value of the Corporation's common stock, par value $1.00 per share (the "Common Stock"). The Plan seeks to encourage the highest level of director and Special Advisor performance by providing such directors and Special Advisors with a proprietary interest in the Corporation's performance and progress by crediting them with Common Stock annually as part of their annual retainer."













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          2.   Section 4 of the Plan is amended  and  restated  to read,  in its entirety, as follows:

          "ELIGIBLE PARTICIPANTS. Each member of the Board on the date of the 1997 Annual Shareholders' Meeting and each member of the Board and each Special Advisor from time to time thereafter who is not a full-time employee of the Corporation or any of its subsidiaries shall be a participant ("Participant") in the Plan. Notwithstanding anything to the contrary herein, service as a Special Advisor shall be treated as service as a director for all purposes and no termination of service shall be deemed to occur in the event a director is designated as a Special Advisor in connection with such director's termination of directorship. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Corporation and a Participant, if such an agreement is required by the Corporation to assure compliance with all applicable laws and regulations."

          IN WITNESS WHEREOF, this Amendment to the Plan has been duly executed by the undersigned as of March 15, 2001.

                                       ALBERTSON'S, INC.



                                       By:      /s/  Thomas R. Saldin
                                                ---------------------
                                       Name:    Thomas R. Saldin
                                       Title:   Executive Vice President
                                                and General Counsel






















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